Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-8 (File No. 333-257161) and Form S-4 (No. 333-252262) of Hanover Bancorp Inc. and Subsidiary of our report dated December 22, 2021, related to the consolidated financial statements, appearing in this Annual Report on Form 10-K of Hanover Bancorp Inc. and Subsidiary for the year ended September 30, 2021.

Crowe LLP

Livingston, New Jersey

December 22, 2021